Exhibit 4.10
FIRST SUPPLEMENTAL INDENTURE
THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of December 15, 2025, among Crescent Energy Finance LLC, a limited liability company duly organized and existing under the laws of the State of Delaware (the “Company”), as successor in interest to Venus Merger Sub II LLC (“Merger Sub LLC”), successor in interest to Vital Energy, Inc. (the “Initial Issuer”), Vital Midstream Services, LLC, as guarantor (the “Existing Guarantor”), the additional guarantors listed on the signature pages hereto (collectively, the “Additional Guarantors”) and U.S. Bank Trust Company, National Association, as trustee (“Trustee”).
W I T N E S S E T H
WHEREAS, the Initial Issuer, the Existing Guarantor and the Trustee executed and delivered that certain indenture, dated as of March 28, 2024 (the “Indenture”), providing for the issuance of 7.875% Senior Notes due 2032 (the “Notes”);
WHEREAS, the Initial Issuer entered into the Agreement and Plan of Merger, dated as of August 24, 2025 (the “Merger Agreement”), by and among Crescent Energy Company (“Crescent”), the Initial Issuer, Venus Merger Sub I Inc. (“Merger Sub Inc.”), and Merger Sub LLC, pursuant to which Crescent acquired the Initial Issuer in an all equity transaction;
WHEREAS, pursuant to the Merger Agreement, (i) Merger Sub Inc. merged with and into the Initial Issuer (the “First Company Merger”), with the Initial Issuer continuing as the surviving entity (the “Surviving Corporation”) and (ii) immediately following the First Company Merger, the Surviving Corporation merged with and into Merger Sub LLC, with Merger Sub LLC continuing as the surviving entity (together with the First Company Merger, the “Vital Merger”);
WHEREAS, promptly following the completion of the Vital Merger, Crescent conducted an internal reorganization, pursuant to which (i) Crescent contributed all of the issued and outstanding limited liability company interests of Merger Sub LLC to Artemis Acquisition Holdings Inc. (“Artemis”), (ii) immediately following (i), Artemis contributed all of the issued and outstanding limited liability company interests of Merger Sub LLC to Crescent Energy OpCo LLC (“Crescent OpCo”), the direct parent of the Company, (iii) immediately following (ii), Crescent OpCo contributed all of the issued and outstanding limited liability company interests of Merger Sub LLC to the Company, (iv) immediately following (iii), the Company contributed all of the equity in its operating subsidiaries to Merger Sub LLC, and (v) immediately following (iv), Merger Sub LLC merged with and into the Company, with the Company surviving the merger (collectively, the “Internal Reorganization”);
WHEREAS, pursuant to Section 9.01 of the Indenture, the Indenture may be supplemented without the consent of the Holders of any of the Notes to provide for the succession and assumption by another Person of the covenants and obligations of the Initial Issuer under the Indenture and the Notes, pursuant to Section 5.01 of the Indenture;

WHEREAS, Section 5.01(c) of the Indenture provides that in the case of any transaction in accordance with Section 5.01(a) or 5.01(b) of the Indenture, and upon such assumption by the successor entity, by supplemental indenture, the Company shall succeed to and be substituted for the Initial Issuer with the same effect as if the Company had been named as the “Company” in the Indenture, and the Guarantors shall unconditionally guarantee all of the obligations of the Initial Issuer with the same effect as if the Guarantors had been named as the “Guarantors,” or individually as a “Guarantor,” in the Indenture;
WHEREAS, in accordance with Section 5.01 of the Indenture, the Company is delivering this Supplemental Indenture to expressly assume all the obligations of Merger Sub LLC, as successor to the Initial Issuer, under the Indenture and the Notes;
WHEREAS, Section 9.01(a)(4) of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantor and the Trustee, at any time and from time to time, may supplement or amend the Indenture to make any provisions with respect to matters or questions arising under the Indenture, provided that such provisions shall not adversely affect the interest of the Holders in any material respect;
WHEREAS, Section 9.01(a)(5) of the Indenture provides that, without the consent of any Holders, the Company, the Existing Guarantors, and the Trustee, at any time and from time to time, may supplement or amend the Indenture to add a Guarantor or additional obligor under the Indenture or permit any Person to guarantee the Notes and/or obligations under the Indenture;
WHEREAS, the Company desires to amend the Indenture, as set forth in Article 3 herein pursuant to Section 9.01(a)(4) of the Indenture and has determined that such amendment does not adversely affect the interests of Holders in any material respect;
WHEREAS, the Company desires to amend the Indenture, as set forth in Article 4 herein pursuant to Section 9.01(a)(5) of the Indenture to add Guarantors to guarantee the Notes and/or obligations under the Indenture;
WHEREAS, the Company has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Officers’ Certificate and Opinion of Counsel as contemplated by Sections 5.01, 9.01, 9.05, 12.03 and 12.04 of the Indenture; and
WHEREAS, pursuant to Section 9.05 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture, and the Company has requested that the Trustee execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, each Additional Guarantor, the Existing Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE 1
DEFINITIONS AND INCORPORATION BY REFERENCE
SECTION 1.01. For purposes of this Supplemental Indenture, the terms defined in the recitals shall have the meanings therein specified; any capitalized terms used and not defined herein shall have the same respective meanings as assigned to them in the Indenture; and references to Articles or Sections shall, unless the context indicates otherwise, be references to Articles or Sections of the Indenture.
SECTION 1.02. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.
ARTICLE 2
ASSUMPTION; SUCCESSION
SECTION 2.01. Effective upon the consummation of the Internal Reorganization, the Company hereby expressly assumes all the obligations of Merger Sub LLC, as successor to the Initial Issuer under the Indenture and the Notes, as if the Company had been named in the Indenture as the “Company.”
ARTICLE 3
AMENDMENT TO INDENTURE
SECTION 3.01. The Indenture is hereby amended and restated in its entirety to replace Section 5.01(a)(2) of the Indenture with the following:
if the Company is merging into, consolidating with or disposing of assets and is not the Surviving Entity, the Surviving Entity shall expressly assume, by a supplemental indenture (or other agreement reasonably satisfactory to the Trustee), in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;
SECTION 3.02. Any and all additional provisions of the Indenture and the Notes are hereby deemed to be amended to reflect the intentions of the amendments to the Indenture set forth in this Supplemental Indenture.
ARTICLE 4
GUARANTEE
SECTION 4.01. Each Additional Guarantor hereby guarantees to each Holder of a Note and to the Trustee, the obligations of the Company under the Indenture and the Notes pursuant to the terms and conditions of Article Ten of the Indenture and such Additional Guarantor agrees to be bound as a Guarantor under the Indenture as if and to the same extent as such Additional Guarantor had been a signatory thereto as an Initial Guarantor; provided that an Additional Guarantor can be released from its Guarantee to the same extent as any other Guarantor under the Indenture.
ARTICLE 5
EFFECTIVENESS
SECTION 5.01. Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date hereof, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Supplemental Indenture and every holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby, and each reference in the Indenture and the Notes to Vital Energy, Inc. or the “Company” shall mean and be a reference to Crescent Energy Finance LLC, as the successor issuer.
ARTICLE 6
MISCELLANEOUS
SECTION 6.01. The amendments to the Indenture set forth in this Supplemental Indenture shall also apply to the Notes.
SECTION 6.02. The terms and conditions of this Supplemental Indenture shall be deemed to be incorporated in and made a part of the terms and conditions of the Indenture for any and all purposes, and all the terms and conditions of both shall be read, taken and construed together as though they constitute one and the same instrument, except that in the case of conflict, the provisions of this Supplemental Indenture will control.
SECTION 6.03. All covenants and agreements in this Supplemental Indenture by the Company or the Trustee shall bind their respective successors and assigns, whether so expressed or not.
SECTION 6.04. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
SECTION 6.05. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.
SECTION 6.06. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

SECTION 6.07. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
SECTION 6.08. The Section headings herein are for convenience only and shall not affect the construction hereof.
SECTION 6.09. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company, the Additional Guarantors and the Existing Guarantor.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Issuer

CRESCENT ENERGY FINANCE LLC

By: Crescent Energy OpCo LLC, its sole member
By: Crescent Energy Company, its managing member

By: /s/ Brandi Kendall
Name: Brandi Kendall
Title: Chief Financial Officer

Existing Guarantor

By: /s/ Brandi Kendall
Name: Brandi Kendall
Title: Chief Financial Officer
[Signature Page to First Supplemental Indenture]

Additional Guarantors
DMA ROYALTY INVESTMENTS L.P.
EIGF MINERALS GP LLC
EIGF MINERALS L.P.
FALCON HOLDING L.P.
IE BUFFALO HOLDINGS LLC
IE BUFFALO MINERALS LLC
INDEPENDENCE MINERALS GP LLC
INDEPENDENCE MINERALS L.P.
MINERAL ACQUISITION COMPANY
I, L.P.
NEWARK ACQUISITION GP I LLC
NEWARK ACQUISITION I L.P.
NEWARK C-I HOLDING L.P.
VINE ROYALTY GP LLC
VINE ROYALTY L.P.
COLT ADMIRAL A HOLDING GP
LLC
COLT ADMIRAL A HOLDING L.P.
INDEPENDENCE MINERALS
HOLDINGS LLC
INDEPENDENCE UPSTREAM
HOLDINGS GP LLC
INDEPENDENCE UPSTREAM
HOLDINGS L.P.
CRESCENT EF AGGREGATOR L.P.
JAVELIN EF GP LLC
JAVELIN EF L.P.
CRESCENT EFA GP LLC
CRESCENT EFA HOLDINGS LLC
CRESCENT ENERGY MARKETING,
LLC
JAVELIN OIL & GAS, LLC
CRESCENT PALO VERDE
AGGREGATOR L.P.
CRESCENT PALO VERDE GP LLC
CRESCENT PALO VERDE LP
SPRINGFIELD GS HOLDINGS LLC
TITAN ENERGY HOLDINGS L.P.
CRESCENT (EAGLE FORD) LLC
CMP CRESCENT MINERALS I
(GRAY) LLC

By:	/s/ Brandi Kendall
Name: Brandi Kendall
Title: Vice President of Javelin Oil &
Gas, LLC and Authorized Person of each other entity set forth above
[Signature Page to First Supplemental Indenture]

BRIDGE ENERGY HOLDINGS LLC BRIDGE ENERGY LLC

By:	/s/ Randall Breitenbach
Name: Randall Breitenbach
Title: President
[Signature Page to First Supplemental Indenture]

CMP LEGACY CO. LLC
CMP VENTURE CO. LLC
CONTANGO CRESCENT RENEE
LLC
CONTANGO CRESCENT
VENTURECO I LLC
CRESCENT CONVENTIONAL
LLC
IE L MERGER SUB LLC
INDEPENDENCE UPSTREAM GP
LLC
INDEPENDENCE UPSTREAM L.P.
NEWARK HOLDING AGENT
CORP.
JAVELIN VENTURECO, LLC
CRESCENT UINTA, LLC
ARTEMIS MERGER SUB II LLC
CRESCENT ENERGY
OPERATING, LLC
SILVERBOW AGENTCO INC.
CRESCENT GLADIATOR LLC
CRESCENT ENERGY MIDLAND
SERVICES LLC

By:	/s/ Todd Falk
Name: Todd Falk
Title: Vice President, Finance of
CMP Venture Co. LLC, Crescent
Conventional LLC, Javelin
VentureCo, LLC, Crescent Uinta,
LLC, Crescent Gladiator LLC, and
Crescent Energy Services LLC, Vice
President of IE L Merger Sub LLC,
Independence Upstream GP LLC, and
Independence Upstream L.P.,
Authorized Person of Newark
Holding Agent Corp., and Senior
Vice President of each other entity set
forth above
[Signature Page to First Supplemental Indenture]

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION As Trustee

By: /s/ Michael K. Herberger
Name: Michael K. Herberger
Title: Vice President
[Signature Page to First Supplemental Indenture]